                                                                EXHIBIT (23)(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 and Form N-4 for Variable Annuity Account Two of Anchor National Life Insurance Company, of our report dated November 6, 1995 relating to the consolidated financial statements of Anchor National Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus. We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-4 for Variable Annuity Account Two of Anchor National Life Insurance Company, of our report dated December 13, 1995 relating to the financial statements of Variable Annuity Account Two of Anchor National Life Insurance Company, which appears in such Statement of Additional Information. We also consent to the reference to us under heading "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Los Angeles, California
December 21, 1995